NUMBER U-_____________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	NAVIOS MARITIME ACQUISITION CORPORATION

CUSIP Y62159 127

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT _________________________________________________________________

is the owner of __________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Corporation”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.00 per share (subject to adjustment). The Common Stock and Warrants comprising the Units represented by this certificate shall commence separate trading on the fifth trading day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided that in no event may the Common Stock and Warrants be traded separately until the Corporation has filed a Current Report on Form 6-K that includes an audited balance sheet reflecting its receipt of the gross proceeds of its initial public offering of securities. The terms of the Warrants are governed by a Warrant Agreement, dated as of [_______], 2008, between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

By:		NAVIOS MARITIME ACQUISITION CORPORATION CORPORATE THE REPUBLIC OF THE MARSHALL ISLANDS SEAL 2008	By:
	Angeliki Frangou, CHAIRMAN			Vasiliki Papaefthymiou, SECRETARY

CONTINENTAL STOCK & TRANSFER COMPANY,

as transfer agent and registrar

By:
Steven Nelson, Chairman

NAVIOS MARITIME ACQUISITION CORPORATION

The Corporation will furnish, without charge, to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the securities represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - ____________ Custodian ____________
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and	under Uniform Gifts to Minors Act of ______________________
	not as tenants in common	(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).